As filed with the Securities and Exchange Commission on February 29, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Owens Corning

(Exact name of registrant as specified in its charter)

Delaware	43-2109021
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Owens Corning Parkway

Toledo, OH 43659

(419) 248-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen K. Krull

Senior Vice President, General Counsel and Secretary

Owens Corning

One Owens Corning Parkway

Toledo, OH 43659

(419) 248-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Larry A. Barden

Lisa J. Reategui

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

(312) 853-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share			$1,834,070,987	$72,079

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(o) under the Securities Act. The maximum aggregate offering price is based on a price per share of $18.90, which is the average of the high and low prices for the Common Stock on February 28, 2008, as reported on the New York Stock Exchange.

(2)	Pursuant to Rule 457(p) under the Securities Act of 1933, the $311,501 remaining of the filing fee previously paid with respect to unsold securities that were registered pursuant to Registration Statement on Form S-1 (No. 333-136363) initially filed by Owens Corning on August 7, 2006, is being carried forward, of which $72,079 is set off against the registration fee due for this offering and of which $239,422 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

PROSPECTUS

Owens Corning

Common Stock

Certain selling stockholders may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. Each time any common stock is offered pursuant to this prospectus, the selling stockholders will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the name of each selling stockholder and the number of shares of our common stock to be sold by such selling stockholder. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell shares of our common stock unless accompanied by a prospectus supplement.

The shares of our common stock may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. The shares of our common stock offered by this prospectus and the prospectus supplement may be offered by the selling stockholders directly to investors or to or through underwriters, dealers or other agents.

We do not know when or in what amounts a selling stockholder may offer these shares of our common stock for sale. The selling stockholders may sell all, some or none of the shares of our common stock offered by this prospectus. We will not receive any of the proceeds from the sale of the shares of our common stock sold by the selling stockholders.

Our common stock is listed for trading on the New York Stock Exchange under the symbol “OC.”

Our principal executive offices are located at One Owens Corning Parkway, Toledo, Ohio 43659, and our telephone number at that address is (419) 248-8000. Our principal website is located at www.owenscorning.com. Information on our website does not constitute part of this prospectus.

Investing in our common stock involves risks. You should carefully consider the information referred to under the heading “ Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 29, 2008.

Prospectus

(i)

ABOUT THIS PROSPECTUS

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. This information, other than exhibits to documents that are not specifically incorporated by reference in this prospectus, is available to you without charge upon written or oral request to: Owens Corning, One Owens Corning Parkway, Toledo, Ohio 43659, Attention: Corporate Secretary, (419) 248-8000.

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the Securities Act. Under the automatic shelf process, one or more of the selling stockholders to be named in a prospectus supplement may offer and sell, from time to time, shares of our common stock. The selling stockholders will also be required to provide a prospectus supplement containing specific information about the selling stockholders and the terms on which they are offering and selling our common stock. We may also add, update or change in a prospectus supplement information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, before you make any investment decision.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under “Incorporation By Reference,” or any free writing prospectus that we prepare and distribute. Neither we nor the selling stockholders have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, the accompanying prospectus supplement or any such free writing prospectus.

The selling stockholders may only offer to sell, and seek offers to buy, shares of our common stock in jurisdictions where offers and sales are permitted.

In this prospectus, unless otherwise expressly set forth or as the context otherwise indicates:

•	The term OCD refers to Owens Corning Sales, LLC (formerly known as Owens Corning), prior to its emergence from bankruptcy.

•

The terms Owens Corning, the Company, “we,” “our” and “us” refer to Owens Corning (formerly known as Owens Corning (Reorganized) Inc.), a Delaware corporation, and its subsidiaries, after OCD’s emergence from bankruptcy.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement may contain, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements present our current forecasts and estimates of future events. These statements do not strictly relate to historical or current results and can be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “project,” “strategy,” “will,” and other terms of similar meaning or import in connection with any discussion of future operating, financial or other performance. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the statements. Some of the important factors that may influence possible differences include:

•	our legal restructuring;

•	competitive factors;

•	pricing pressures;

•	availability and cost of energy and materials;

•	construction activity;

•	interest rate movements;

•	issues involving implementation of new business systems;

•	achievement of expected cost reductions and/or productivity improvements;

•	general economic and political conditions, including new legislation;

•	overall global economic environment;

•	foreign exchange fluctuations;

•	the success of research and development activities;

•	difficulties or delays in manufacturing; and

•	labor disputes.

All forward-looking statements in this prospectus and any accompanying prospectus supplement should be considered in the context of the risk and other factors described above. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus or any prospectus supplement may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, users of this prospectus or any prospectus supplement are cautioned not to place undue reliance on the forward-looking statements.

THE COMPANY

Owens Corning, a global company incorporated in Delaware, is headquartered in Toledo, Ohio, and is a leading global producer of residential and commercial building materials and glass fiber reinforcements and other similar materials for composite systems. We operate within two general product categories: building materials, which includes our Insulating Systems, Roofing and Asphalt, and Other Building Materials and Services reportable segments, and composites, which includes our Composite Solutions reportable segment. These segments comprised approximately 34%, 27%, 6% and 33% of our total net sales, respectively, in fiscal 2007. Through our building materials product category, we manufacture and sell products primarily in the United States, Canada, Europe and Latin America, and through our composites product category, we manufacture and sell products worldwide. We maintain leading market positions in both of our major product categories.

On October 5, 2000, our predecessor company, OCD and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code to resolve asbestos claims against OCD and certain of its subsidiaries and protect the long-term value of OCD’s business. OCD satisfied the conditions of its plan of reorganization and emerged from bankruptcy on October 31, 2006, with all asbestos-related liabilities resolved through such plan of reorganization. At such time, the Company became the holding company for the Owens Corning companies.

RISK FACTORS

You should consider carefully the following information about the risks described below, together with the other information contained in, or incorporated by reference into, this prospectus, as well as the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2007, before you decide to buy the common stock offered by this prospectus. If any of the events outlined actually occurs, our business, financial condition, results of operations and future growth prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

Risks Related to Ownership of Our Common Stock

The resale of shares of our common stock registered by this prospectus may adversely affect the market price of our common stock.

We have granted extensive registration rights to certain investors, which we refer to as the Investors, and the 524(g) Trust formed in connection with our emergence from bankruptcy, which we refer to as the 524(g) Trust. A substantial portion of our outstanding common stock is registered for resale under the registration statement of which this prospectus forms a part. We have granted the Investors rights to cause us, at our expense, to file the registration statement of which this prospectus forms a part as well as one or more registration statements under the Securities Act, covering resale of shares of common stock held by the Investors, certain of their affiliates and their assignees. These shares may also be sold under Rule 144 of the Securities Act, depending on their holding period and subject to significant restrictions in the case of shares held by persons deemed to be our affiliates. Except in limited circumstances, there are no restrictions on the right of the Investors to register and sell some or all of their shares or shares held by their affiliates.

In addition, we have agreed to register for resale the 28.2 million shares of our common stock that were issued to the 524(g) Trust. As is the case with the shares of our common stock held by the Investors, there are limited restrictions on when these shares issued to the 524(g) Trust can be registered or sold.

The ability of the Investors and the 524(g) Trust to sell a large number of shares could be adversely disruptive to the trading price of our common stock.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares of our common stock offered by this prospectus. We will not receive any of the proceeds from the sale of our common stock offered hereby.

SELLING STOCKHOLDERS

The selling stockholders will be named in the accompanying prospectus supplement, along with information regarding the beneficial ownership of our common stock by such selling stockholders as of the date of the prospectus supplement, the number of shares being offered by such selling stockholders and the number of shares beneficially owned by such selling stockholders after the applicable offering. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

PLAN OF DISTRIBUTION

The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling stockholders), may sell some or all of the securities covered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the securities by one or more of the following methods, without limitation:

•	block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	privately negotiated transactions;

•	short sales, either directly or with a broker-dealer or affiliate thereof;

•	through the writing of options on the securities, whether or not the options are listed on an options exchange;

•	through loans or pledges of the securities to a broker-dealer or an affiliate thereof;

•

by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our common stock;

•	through the distribution of the securities by any selling stockholder to its partners, members or stockholders;

•	one or more underwritten offerings on a firm commitment or best efforts basis; and

•	any combination of any of these methods of sale.

For example, the selling stockholders may engage brokers and dealers, and any broker or dealer may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions on any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. As and when a selling stockholder takes such actions, the number of securities offered under this prospectus on behalf of such selling stockholder will decrease. The plan of distribution for that selling stockholder’s securities will otherwise remain unchanged.

A selling stockholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales. A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling stockholder may also loan the securities offered hereby to a broker-dealer and the broker-dealer may sell the loaned securities pursuant to this prospectus.

A selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third-party may use securities pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third-party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

To the extent required under the Securities Act, the aggregate amount of selling stockholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders’ securities for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

The selling stockholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We have agreed to indemnify in certain circumstances certain of the selling stockholders against certain liabilities, including liabilities under the Securities Act. Certain of the selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.

Certain of the securities offered hereby were originally issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act. We agreed to register the securities under the Securities Act, and to keep the registration statement of which this prospectus is a part effective for a specified period of time. We have agreed to pay certain expenses in connection with this offering, including the fees and expenses of one counsel retained by or on behalf of J.P. Morgan Securities Inc. and/or the other Investors (considered together) and one counsel retained by or on behalf of the 524(g) Trust, as the case may be.

We will not receive any proceeds from sales of any securities by the selling stockholders.

We cannot assure you that the selling stockholders will sell all or any portion of the securities offered hereby.

CERTAIN TRANSACTIONS

In connection with our emergence from bankruptcy, we entered into agreements with parties who have received shares of our common stock in exchange for their claims. The terms of the agreements summarized below are more detailed than the general information provided below. Therefore, please carefully consider the actual provisions of these agreements.

Equity Commitment Agreement

OCD entered into an agreement, which we refer to as the Equity Commitment Agreement, with J.P. Morgan Securities Inc., pursuant to which J.P. Morgan Securities Inc. committed to purchase from us, at $30.00 per share, any of the 72.9 million shares of our common stock offered pursuant to a rights offering that were not subscribed for and issued pursuant to the rights offering. In consideration for this commitment from J.P. Morgan Securities Inc., OCD paid a $100 million fee to J.P. Morgan Securities Inc.

In connection with the Equity Commitment Agreement, J.P. Morgan Securities Inc. entered into a syndication agreement with various other investors, who we refer to, along with J.P. Morgan Securities Inc., as the Investors, whereby each Investor agreed to each purchase from J.P. Morgan Securities Inc. its pro rata portion of any shares of our common stock purchased by J.P. Morgan Securities Inc. under the Equity Commitment Agreement. The other Investors received a pro rata portion of the fee paid to J.P. Morgan Securities Inc. in consideration for their commitments under the syndication agreement. Subject to the terms of the Equity Commitment Agreement and related syndication agreement, the Investors purchased the approximately 70.0 million shares which were not subscribed for and purchased under the rights offering.

Registration Rights Agreements

On July 7, 2006, OCD entered into a registration rights agreement with J.P. Morgan Securities Inc., which we refer to, as amended, as the Investor Registration Agreement. The other Investors have the right to become parties to the Investor Registration Agreement, and joinders to the Investor Registration Agreement have been executed by, among others, the selling stockholders.

Also on July 7, 2006, OCD, the Asbestos Claimants’ Committee and the Future Claimants’ Representative finalized the terms of a form of registration rights agreement which was entered into by the Company and the 524(g) Trust upon the effectiveness of our plan of reorganization. We refer to this registration agreement, as amended, as the Trust Registration Agreement, and we refer to the Investor Registration Agreement and the Trust Registration Agreement together as the Registration Rights Agreements.

Among other things, pursuant to the terms of the Registration Rights Agreements:

•	the Company is required to file the registration statement of which this prospectus forms a part to effect the registration of Owens Corning common stock;

•

we are required to use our reasonable best efforts to cause that registration statement to remain continually effective and properly supplemented and amended for so long as the registration statement can remain effective under the Securities Act, or, if earlier, for two years following January 4, 2008, which was the last day on which certain investment firms’ call rights to purchase a portion of the 524(g) Trust’s shares expired;

•	in the event that the registration statement of which this prospectus forms a part ceases to be effective, we will be required to use our reasonable best efforts to:

•	cause a replacement registration statement to be filed with the SEC as promptly as practicable,

•	have that replacement registration statement declared effective by the SEC as promptly as practicable after its filing, and

•

cause that replacement registration statement to remain continually effective and properly supplemented and amended for two years following the first day of effectiveness of that replacement registration statement;

•

if the Company proposes to file certain types of registration statements under the Securities Act with respect to an offering of equity securities, we will be required to use our reasonable best efforts to offer the other parties to the Registration Rights Agreements the opportunity to register all or part of their shares on the terms and conditions set forth in the Registration Rights Agreements; and

•

the other parties to the Registration Rights Agreements received the right, subject to certain conditions and exceptions, to request that the Company file registration statements (subject to certain limitations on the number of registration statements and the minimum number of shares covered thereby) with the SEC for an offering of all or part of their respective shares of Owens Corning common stock, which registration statement is referred to as a demand registration, and the Company is required to cause the demand registration to be filed with the SEC as promptly as practicable following any demand.

All expenses of registration under the Registration Rights Agreements, including the legal fees of one counsel retained by or on behalf of J.P. Morgan Securities Inc. and/or the other Investors (considered together) and one counsel retained by or on behalf of the 524(g) Trust, as the case may be, will be paid by the Company.

The registration rights granted in the Registration Rights Agreements are subject to customary restrictions such as minimums, blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering imposed by the managing underwriter. The Registration Rights Agreements also contain customary indemnification and contribution provisions, and certain representations and warranties made by us to the other parties to the Registration Rights Agreements. Further details concerning these representations and warranties and the other terms of the Registration Rights Agreements may be obtained through a review of the Registration Rights Agreements, which are filed as exhibits to the registration statement of which this prospectus is a part.

The Registration Rights Agreements are governed by Delaware law.

DESCRIPTION OF CAPITAL STOCK

For a full description of our common stock please see the documents identified in the section “Incorporation by Reference” in this prospectus.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Sidley Austin LLP, Chicago, Illinois.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the reports which contain explanatory paragraphs on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of Saint-Gobain’s reinforcements and composite fabrics businesses that the registrant acquired as of November 1, 2007, the adoption of FASB Interpretation No. 48 and Statement of Financial Accounting Standards No. 158, and the adoption of fresh-start accounting as of November 1, 2006 in connection with the registrant’s emergence from bankruptcy of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the common stock offered by this prospectus, please see the registration statement and the exhibits and schedules filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules filed with the registration statement may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.owenscorning.com. You may access our and OCD’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our web address does not constitute incorporation by reference of the information contained at such site.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed:

•	our annual report on Form 10-K for the year ended December 31, 2007, filed on February 27, 2008;

•	our current reports on Form 8-K filed on January 29, 2008 and February 7, 2008; and

•	the description of our common stock as set forth in our Registration Statement on Form 8-A filed with the SEC on October 19, 2006 (File No. 001-33100).

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until our offering is completed, or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:

Owens Corning

One Owens Corning Parkway

Toledo, Ohio 43659

Attention: Corporate Secretary

(419) 248-8000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Expenses payable by the Company in connection with the sale of the common stock being registered, other than underwriting discount and commissions, are estimated as follows:

Securities and Exchange Commission Registration Fee	$72,079
Legal Fees and Expenses	250,000
Accounting Fees and Expenses	—
Miscellaneous	100,000

Total	$422,079

Item 15. Indemnification of Directors and Officers.

Article X of our amended and restated certificate of incorporation eliminates the personal liability of Owens Corning’s directors to the fullest extent permitted by applicable law. Such section eliminates or limits the personal liability of a director to Owens Corning or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Owens Corning or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporate Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Article IX of our amended and restated bylaws provides that Owens Corning shall indemnify any and all persons who may serve or who have served at any time as a director or officer of Owens Corning, or may serve or at any time have served at the request of Owens Corning as a director, manager, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, and any directors or officers of Owens Corning who at the request of Owens Corning may serve or at any time have served as agents or fiduciaries of an employee benefit plan of Owens Corning or any of its subsidiaries, from and against any and all of the expenses, liabilities or other matters referred to in or covered by law, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, manager, officer, employee or agent, to the fullest extent authorized or permitted by applicable law. Owens Corning may also indemnify any and all other persons whom it shall have power to indemnify under any applicable law, to the fullest extent authorized or permitted by such law.

In addition to the provisions of the amended and restated articles of incorporation and amended and restated bylaws, Owens Corning has entered into indemnification agreements with all of its directors, to indemnify the directors to the fullest extent permitted by the amended and restated bylaws. Owens Corning also maintains directors and officers insurance to insure such persons against certain liabilities.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description
1.1	Equity Commitment Agreement, dated May 10, 2006, by and between Owens Corning and J.P. Morgan Securities Inc. (incorporated by reference to Exhibit 2 of Owens Corning’s Form 8-K, dated July 14, 2006).

4.1	Registration Rights Agreement, dated as of July 7, 2006, and the First Amendment thereto, dated as of October 27, 2006, by and among Owens Corning, Owens Corning Sales, Inc., J.P. Morgan Securities Inc. and any parties identified on the signature pages of any Joinder Agreements executed pursuant thereto (incorporated by reference to Exhibit 4.1 to Owens Corning’s Post-Effective Amendment No. 1 to Form S-1 Registration Statement (File No. 333-136363), filed December 8, 2006).

4.2	Registration Rights Agreement, dated as of July 7, 2006, and the First Amendment thereto, dated as of October 27, 2006, by and among Owens Corning, Owens Corning Sales, Inc. and the Owens Corning/Fibreboard Asbestos Personal Injury Trust (incorporated by reference to Exhibit 4.2 to Owens Corning’s Post-Effective Amendment No. 1 to Form S-1 Registration Statement (File No. 333-136363), filed December 8, 2006).

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (set forth on the signature pages hereof).

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, That:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on February 29, 2008.

OWENS CORNING

By:	/s/ Michael H. Thaman
Name:	Michael H. Thaman
Title:	Chairman of the Board, President and Chief
Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints Stephen K. Krull, Duncan Palmer and Michael H. Thaman and each of them, as such person’s true and lawful attorneys-in-fact and agents with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael H. Thaman Michael H. Thaman	Chairman of the Board, President, Chief Executive Officer and Director	February 29, 2008

/s/ Duncan Palmer Duncan Palmer	Senior Vice President and Chief Financial Officer	February 29, 2008

/s/ Mark W. Mayer Mark W. Mayer	Vice President and Chief Accounting Officer	February 29, 2008

/s/ Norman P. Blake, Jr. Norman P. Blake, Jr.	Director	February 29, 2008

/s/ Gaston Caperton Gaston Caperton	Director	February 29, 2008

/s/ William W. Colville William W. Colville	Director	February 29, 2008

/s/ Ralph F. Hake Ralph F. Hake	Director	February 29, 2008

/s/ F. Philip Handy F. Philip Handy	Director	February 29, 2008

/s/ Landon Hilliard Landon Hilliard	Director	February 29, 2008

/s/ Ann Iverson Ann Iverson	Director	February 29, 2008

/s/ David J. Lyon David J. Lyon	Director	February 29, 2008

/s/ James J. McMonagle James J. McMonagle	Director	February 29, 2008

/s/ W. Howard Morris W. Howard Morris	Director	February 29, 2008

/s/ Joseph F. Neely Joseph F. Neely	Director	February 29, 2008

/s/ W. Ann Reynolds W. Ann Reynolds	Director	February 29, 2008

/s/ Robert B. Smith, Jr. Robert B. Smith, Jr.	Director	February 29, 2008

/s/ Daniel K. K. Tseung Daniel K. K. Tseung	Director	February 29, 2008

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Equity Commitment Agreement, dated May 10, 2006, by and between Owens Corning and J.P. Morgan Securities Inc. (incorporated by reference to Exhibit 2 of Owens Corning’s Form 8-K, dated July 14, 2006).

4.1	Registration Rights Agreement, dated as of July 7, 2006, and the First Amendment thereto, dated as of October 27, 2006, by and among Owens Corning, Owens Corning Sales, Inc., J.P. Morgan Securities Inc. and any parties identified on the signature pages of any Joinder Agreements executed pursuant thereto (incorporated by reference to Exhibit 4.1 to Owens Corning’s Post-Effective Amendment No. 1 to Form S-1 Registration Statement (File No. 333-136363), filed December 8, 2006).

4.2	Registration Rights Agreement, dated as of July 7, 2006, and the First Amendment thereto, dated as of October 27, 2006, by and among Owens Corning, Owens Corning Sales, Inc. and the Owens Corning/Fibreboard Asbestos Personal Injury Trust (incorporated by reference to Exhibit 4.2 to Owens Corning’s Post-Effective Amendment No. 1 to Form S-1 Registration Statement (File No. 333-136363), filed December 8, 2006).

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (set forth on the signature pages hereof).